PROMISSORY NOTE

$280,000                      Harris County, Texas            February 26, 2004

         The undersigned, Eventemp Corporation, a Nevada corporation (hereinafter called "Maker"), whose address for the purposes of this Note is 2001 Hermann Drive, Houston, Texas 77004, for value received, without grace, in the manner, on the dates and in the amounts herein stipulated, promises to pay to the order of Bering Partners No. 2, LLC, a Texas limited liability company (hereinafter called "Payee"), at Payee's principal place of business located at 2100 West Loop South, Suite 900, Houston, Texas 77027, or at such other place as Payee may hereafter designate, the sum of TWO HUNDRED EIGHTY THOUSAND DOLLARS ($280,000), in lawful money of the United States of America, with interest at the rate herein specified.

         The unpaid principal balance from time to time outstanding hereunder shall bear interest from and after the date hereof until such balance is paid in full at a fixed rate per annum equal to TEN PERCENT (10%). Interest on this Note shall be computed on the basis of a 365- day (or 366-day, as the case may be) year for the actual number of days elapsed.

         The unpaid principal balance of this Note with all accrued but unpaid interest thereon shall be due and payable in full on or before midnight on February 25, 2005.

         Maker reserves the right of prepaying the principal of and accrued interest on this Note, in full or in part, at any time without the payment of any prepayment premium or fee. Payee may, at Payee's option, apply any prepayments received by Payee hereunder to the payment of accrued but unpaid interest and/or principal, in any order, manner or proportion which Payee deems appropriate.

         If this Note is not paid at maturity and said Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         Maker and each and all other liable parties expressly and specifically,
(i) severally waive grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, subordination, exchange or release of any security held for the payment of this Note or any other obligation to Payee and release of any party primarily or secondarily liable hereon, (iii) severally agree that Payee shall not be required first to institute suit or exhaust Payee's remedies hereon against Maker or other parties liable hereon or to enforce Payee's rights against them or any security herefor in order to enforce payment of this Note by any of them, and (iv) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         This Note is secured by a security interest in and general lien upon all of Maker's assets, as such security interest in and general lien were created in that certain Deed of Trust, Assignment of Production, Security Agreement and Financing Statement.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                               EVENTEMP CORPORATION



                                                By:/s/ Keith D. Spickelmier
                                                Keith D. Spickelmier, President